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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 14, 2001

                         PIONEER CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)


           DELAWARE                    33-98828             06-1420850
           --------                    --------             ----------
(State or other jurisdiction of       (Commission           (IRS Employer
incorporation)                           File No.)          Identification
No.)

700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS                   77002
(Address of principal executive offices)                    (Zip Code)
Registrant's telephone number, including area code:         713-570-3200

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


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ITEM 5. Other Events.

                  As previously reported, the Registrant and its parent, Pioneer Companies, Inc. ("PCI"), have held discussions with an informal committee of the Registrant's senior secured creditors about a financial restructuring plan. The restructuring would involve all of the outstanding obligations of PCI, the Registrant and their subsidiaries, including the notes that were issued by the Registrant and PCI Chemicals Canada Inc. ("PCI Canada"), a wholly-owned subsidiary of the Registrant, under senior secured credit facilities that were secured either by assets located in the United States and owned by Pioneer Americas, Inc. or by assets located in Canada and owned by PCI Canada.

                  The Registrant has been advised that in accordance with the terms of an agreement effective as of June 14, 2001 (the "Inter-Creditor Agreement"), a majority of the senior secured creditors have agreed to pursue and support a financial restructuring plan pursuant to which the aggregate consideration paid, distributed or provided by PCI, the Registrant and their subsidiaries to senior secured creditors would be distributed on an agreed basis. Under the Inter-Creditor Agreement, such a financial restructuring plan would provide that the Canadian Creditors (as defined below), consisting of those senior secured creditors whose notes are secured principally by assets located in Canada, would receive, on a pro rata basis, 57% of the aggregate consideration and collateral paid, distributed or provided to senior secured creditors, and the U.S. Creditors (as defined below), consisting of those senior secured creditors whose notes are secured principally by assets located in the United States, would receive, on a pro rata basis, 43% of the aggregate consideration and collateral paid, distributed or provided to senior secured creditors (the "Allocation").

                  The Canadian Creditors consist of a majority of (i) the holders of the $175,000,000 9.25% Senior Secured Notes due October 2007 issued by PCI Canada pursuant to that certain Indenture, dated as of October 30, 1997 with United States Trust Company of New York ("USTC") and (ii) the lenders under that certain Term Loan Agreement, dated as of October 30, 1997, among the Registrant, USTC, as collateral agent, BNY Asset Solutions LLC, in its capacity as administrative agent, and certain other parties (such indebtedness, collectively, the "Canadian Debt"). The U.S. Creditors consist of a majority of
(i) the holders of those certain $200,000,000 9.25% Senior Secured Notes due June 2007 by the Registrant pursuant to that certain Indenture, dated as of June 17, 1997, among the Registrant, USTC, in its capacity as trustee and certain other parties and (ii) the lenders under that certain Term Loan Agreement, dated as of June 17, 1997, among the Registrant and BNY Asset Solutions LLC, in its capacity as administrative agent, and certain other parties (such indebtedness, collectively, the "U.S. Debt").

                  The Registrant has been further advised that, for so long as the Inter-Creditor Agreement is in effect, the Canadian Creditors and U.S. Creditors party to that agreement will vote against and not otherwise support a restructuring plan relating to PCI, the Registrant or their subsidiaries which is not consistent with or does not implement or achieve the Allocation.

                  The Registrant understands that the Inter-Creditor Agreement will terminate (i) if (A) the Registrant, (B) holders with at least 51% of the aggregate principal amount of, or claims under, the Canadian Debt, and (C) holders with at least 51% of the aggregate principal amount


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of, or claims under the, U.S. Debt, shall not have executed an agreement on terms and conditions acceptable to the parties thereto with respect to the financial restructuring of the Registrant, which is effective pursuant to its terms on or before July 31, 2001 and incorporates the Allocation; or (ii) if a restructuring plan is not consummated on or before December 31, 2001.

                  The Registrant and the informal committee of senior secured creditors are continuing discussions as to the terms upon which a financial restructuring can be implemented, although no assurance can be given as to the timing of any such restructuring.



                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PIONEER CORPORATION OF AMERICA



June 15, 2001                           By: /s/ PHILIP J. ABLOVE
                                           -------------------------------------
                                           Philip J. Ablove
                                           Executive Vice President and
                                           Chief Financial Officer



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